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                         SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of
                   the Securities Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( ) Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
( ) Definitive Proxy Statement
(X) Definitive Additional Materials
( ) Soliciting Material under Section 240.14a-12

                           Laclede Gas Company
            (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required
( ) $125 per Exchange Act Rules O-11(c)(1)(ii), 14a(6)(i)(1),
    14a-6(i)(2) or Item 12(a)(2) of Schedule 14A.
( ) Fee computed on table below per Exchange Act
    Rules 14a-6(i)(4) and O-11.

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
             Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

( ) Fee paid previously by written preliminary materials.

( ) Check box if any part of the fee is offset as provided by
    Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:
      2) Form Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:
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   [Letter to beneficial shareowners on company letterhead]

                              January 5, 2001




Dear Laclede Shareholder:

     Proxy material for the Annual Meeting of the Shareholders of Laclede Gas Company to be held on Thursday, January 25, 2001 was mailed to you several weeks ago.

     At this writing, our records indicate that we have not yet received your vote. With the Annual Meeting now only a short time away, it is important that you sign and return your voting instruction card as soon as possible to make sure that your shares will be voted. Please note that different from prior years, your broker cannot vote your shares owned in the name of the brokerage firm unless the firm receives your specific voting instructions. A duplicate voting instruction card and return envelope are enclosed for your convenience.

     The reason you must direct your vote is that Proposal 3 involves the formation of a holding company, which requires approval by at least two-thirds of the outstanding shares. I would remind you that the Board of Directors and management recommends you vote "For" Proposal 3 as well as Proposals 1 and 2; and, therefore, every vote is important.

     If you already have voted, it is not necessary to vote again. However, if you have not voted, please sign the enclosed card and return it as soon as possible. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.


                                         Thank you,

                                         /s/Douglas H. Yaeger

                                         Douglas H. Yaeger


Enclosure







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     [Letter to record shareowners on company letterhead]

                              January 5, 2001




Dear Laclede Shareholder:

     Proxy material for the Annual Meeting of the Shareholders of Laclede Gas Company to be held on Thursday, January 25, 2001 was mailed to you several weeks ago.

     At this writing, our records indicate that we have not yet received your vote. With the Annual Meeting now only a short time away, it is important that you sign and return your proxy card as soon as possible to make sure that your shares will be voted. A duplicate proxy card and return envelope are enclosed for your convenience.

     This year Proposal 3 involves the formation of a holding company, which requires approval by at least two-thirds of the outstanding shares. I would remind you that the Board of Directors and management recommends you vote "For" Proposal 3 as well as Proposals 1 and 2; and, therefore, every vote is important.

     If you already have voted, it is not necessary to vote again. However, if you have not voted, please sign the enclosed card and return it as soon as possible. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.


                                         Thank you,

                                         /s/Douglas H. Yaeger

                                         Douglas H. Yaeger


Enclosure